Exhibit 99.1
RingCentral Announces Fourth Quarter 2019 Results
Surpasses $1 billion annual revenue run-rate
Total Revenue up 34%
Enterprise ARR up 71%
Belmont, Calif. – February 10, 2020 – RingCentral, Inc. (NYSE:RNG), a leading provider of global enterprise cloud communications, collaboration, and contact center solutions, today announced financial results for the fourth quarter ended December 31, 2019.
Fourth Quarter Financial Highlights

•	Total revenue increased 34% year over year to $253 million.

•	Subscriptions revenue increased 33% year over year to $229 million.

•	Annualized Exit Monthly Recurring Subscriptions (ARR) increased 32% year over year to $960 million.

•	RingCentral Office® ARR increased 36% year over year to $877 million.

•	Mid-market and Enterprise ARR increased 59% year over year to $479 million.

•	Enterprise ARR increased 71% year over year to $293 million.

•	Channel ARR increased 63% year over year to $300 million.
"Fourth quarter results were outstanding, driven by continued momentum in mid-market and enterprise markets. We are very excited to have surpassed our previous goal of a $1 billion annual revenue run-rate ahead of schedule," said Vlad Shmunis, RingCentral's founder, chairman and CEO. "Our success is rooted in our deep commitment to product excellence and a culture of strategic partnerships, as evidenced by our unique relationships with AT&T, Avaya, and now Atos. These partnerships are a strong validation of our industry leadership and provide additional opportunities for our long-term growth."
Financial Results for the Fourth Quarter 2019

•	Revenue: Total revenue was $253 million for the fourth quarter of 2019, up from $189 million in the fourth quarter of 2018, representing 34% growth.

•
Operating Income (Loss): GAAP operating loss was ($20) million, compared to a GAAP operating loss of ($3) million in the same period last year, primarily driven by higher share-based compensation, amortization of intangibles, and acquisition related matters. Non-GAAP operating income was $24 million, compared to a non-GAAP operating income of $17 million in the same period last year.

•
Net Income (Loss) Per Share: GAAP net loss per share was ($0.30), compared to ($0.07) in the same period last year, primarily driven by higher share-based compensation, amortization of intangibles, and acquisition related matters. Non-GAAP net income per diluted share was $0.22, compared to $0.23 per diluted share in the same period last year. The fourth quarter of 2019 reflected a 22.5% non-GAAP tax rate, compared to nearly 0% non-GAAP tax rate in our 2018 reporting. There were no material cash taxes given our net operating loss carryforwards.

•
Balance Sheet: Total cash and cash equivalents at the end of the fourth quarter of 2019 was $344 million, which reflects one-time payments related to our recent strategic partnerships. This compares with $583 million at the end of the third quarter of 2019.

Financial Results for the Full Year 2019

•	Revenue: Total revenue was $903 million for 2019, up from $674 million in 2018, representing 34% growth.

•
Operating Income (Loss): GAAP operating loss was ($46) million, compared to a GAAP operating loss of ($16) million in 2018, primarily driven by higher share-based compensation, amortization of intangibles, and acquisition related matters. Non-GAAP operating income was $83 million, compared to a non-GAAP operating income of $59 million in 2018.

•
Net Income (Loss) Per Share: GAAP net loss per share was ($0.64), compared to ($0.33) in 2018, primarily driven by higher share-based compensation, amortization of intangibles, and acquisition related matters. Non-GAAP net income per diluted share was $0.82, compared to $0.77 in 2018. 2019 reflected a 22.5% non-GAAP tax rate, compared to a nearly 0% non-GAAP tax rate in 2018 reporting. There were no material cash taxes given our net operating loss carryforwards.

Additional Highlights

•	Announced that Anand Eswaran, former Corporate Vice President for Microsoft's Global Enterprise Business, has joined the company as its President and Chief Operating Officer.

•
Named a November 2019 Gartner Peer Insights Customers' Choice for Unified Communications as a Service Worldwide as reviewed by customers. RingCentral received an overall rating of 4.5 out of 5 stars, based on 125 reviews, as of October 31, 2019.

•	Announced that Carousel, Telarus, and Westcon have been named Platinum Partners by RingCentral, a designation held by RingCentral's most strategic partners.
Financial Outlook
Full Year 2020 Guidance:

•	Total revenue range of $1.125 to $1.135 billion, representing annual growth of 25% to 26%.

•	Subscriptions revenue range of $1.019 to $1.027 billion, representing annual growth of 25% to 26%.

•	GAAP operating margin between (10.9%) and (9.6%).

•	Non-GAAP operating margin between 9.6% and 9.7%.

•	Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.

•
Non-GAAP EPS range of $0.93 to $0.94 based on 94.5 million fully diluted shares. This reflects additional imputed shares from the convertible debt due to stock price appreciation and shares issued to Avaya in November 2019, which if excluded would have increased the guidance range by $0.04.

•	Share-based compensation range of $185 to $195 million, amortization of debt discount of $22 million, and amortization of acquired intangibles range of $34 to $36 million.
First Quarter 2020 Guidance:

•	Total revenue range of $257 to $259 million, representing annual growth of 28% to 29%.

•	Subscriptions revenue range of $233 to $235 million, representing annual growth of 28% to 29%.

•	GAAP operating margin range of (10.3%) to (9.5%).

•	Non-GAAP operating margin of 8.0% to 8.1%.

•	Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.

•	Non-GAAP EPS of $0.18 to $0.19 based on 93.0 million fully diluted shares.

•	Share-based compensation range of $37 to $38 million, amortization of debt discount of $5 million, and amortization of acquired intangibles range of $8.5 to $9.0 million.
For a reconciliation of our forecasted non-GAAP operating margin, see "Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures." We have not reconciled our non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments and strategic partnerships, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments and strategic partnerships as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2020, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:

•	What: RingCentral financial results for the fourth quarter of 2019 and outlook for first quarter and the full year of 2020.

•	When: Monday, February 10, 2020 at 2:00PM PT (5:00PM ET).

•
Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•
Replay: Following the completion of the call through 11:59 PM ET on February 17, 2020, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13698019.

Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.
About RingCentral
RingCentral, Inc. (NYSE:RNG) is a leading provider of global enterprise cloud communications, collaboration, and contact center solutions. More flexible and cost-effective than legacy on-premises systems, the RingCentral platform empowers employees to work better together, from any location, on any device, and via any mode to serve customers, improving business efficiency and customer satisfaction. The company provides unified voice, video meetings, team messaging, digital customer engagement, and integrated contact center solutions for enterprises globally. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.
©2020 RingCentral, Inc. All rights reserved. RingCentral and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our momentum in mid-market and enterprise, the contribution of the channel, the success of our relationships with AT&T, Avaya, and Atos in broadening our global sales reach, and our market opportunity. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our relationships with AT&T, Avaya, and Atos; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters including transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments and strategic partnerships, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel partner annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral customer engagement solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel partner annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.
Disclaimer
Gartner, Gartner Peer Insights ‘Voice of the Customer’: Unified Communications as a Service, Worldwide, Peer Contributors, 10 December 2019.
Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Kosturos@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$343,606	$566,329
Accounts receivable, net	129,990	94,375
Deferred sales commission costs	36,589	23,038
Prepaid expenses and other current assets	25,354	23,772
Total current assets	535,539	707,514
Property and equipment, net	89,230	70,205
Operating lease right-of-use-assets	39,269	—
Long-term investments	132,188	—
Deferred and prepaid sales commission costs, non-current	462,344	55,735
Goodwill	55,278	31,238
Acquired intangibles, net	127,338	19,480
Other assets	9,561	10,154
Total assets	$1,450,747	$894,326
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$34,612	$10,145
Accrued liabilities	138,729	100,687
Deferred revenue	107,372	88,527
Total current liabilities	280,713	199,359
Convertible senior notes, net	386,889	366,552
Operating lease liabilities	28,516	—
Other long-term liabilities	8,929	10,806
Total liabilities	705,047	576,717

Stockholders' equity
Common stock	9	8
Additional paid-in capital	1,033,053	551,078
Accumulated other comprehensive income	1,948	2,226
Accumulated deficit	(289,310)	(235,703)
Total stockholders' equity	$745,700	$317,609
Total liabilities and stockholders' equity	$1,450,747	$894,326
The Company adopted the new accounting standard related to leases (Topic 842) effective January 1, 2019.

TABLE 2
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Subscriptions	$229,405	$171,901	$817,811	$612,888
Other	23,460	16,723	85,047	60,736
Total revenues	252,865	188,624	902,858	673,624
Cost of revenues
Subscriptions	45,977	30,254	160,320	109,454
Other	20,896	13,861	70,723	47,675
Total cost of revenues	66,873	44,115	231,043	157,129
Gross profit	185,992	144,509	671,815	516,495
Operating expenses
Research and development	38,658	27,230	136,363	101,042
Sales and marketing	126,077	91,894	439,100	329,116
General and administrative	41,626	28,789	142,027	102,773
Total operating expenses	206,361	147,913	717,490	532,931
Loss from operations	(20,369)	(3,404)	(45,675)	(16,436)
Other income (expense), net
Interest expense	(5,232)	(4,939)	(20,512)	(16,102)
Other income, net	129	2,531	9,247	6,475
Other income (expense), net	(5,103)	(2,408)	(11,265)	(9,627)
Loss before income taxes	(25,472)	(5,812)	(56,940)	(26,063)
Provision for (benefit from) income taxes	(215)	(134)	(3,333)	140
Net loss	$(25,257)	$(5,678)	$(53,607)	$(26,203)
Net loss per common share
Basic and diluted	$(0.30)	$(0.07)	$(0.64)	$(0.33)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	85,449	80,638	83,130	79,500

TABLE 3
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(53,607)	$(26,203)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,870	23,273
Share-based compensation	101,354	68,088
Amortization of deferred sales commission cost	30,134	19,754
Amortization of debt discount and issuance cost	20,337	15,918
Loss (gain) and other related costs on investments	3,369	—
Foreign currency remeasurement (gain) loss	(105)	951
Provision for bad debt	2,949	3,091
Deferred income taxes	(737)	(303)
Tax benefit from release of valuation allowance	(3,210)	—
Other	(334)	614
Changes in assets and liabilities:
Accounts receivable	(37,163)	(47,877)
Deferred and prepaid sales commission costs	(102,303)	(45,232)
Prepaid expenses and other current assets	(1,575)	(342)
Other assets	764	279
Accounts payable	21,753	2,783
Accrued liabilities	27,095	33,695
Deferred revenue	18,845	24,780
Other liabilities	(590)	(1,139)
Net cash provided by operating activities	64,846	72,130
Cash flows from investing activities
Purchases of property and equipment	(27,767)	(27,123)
Capitalized internal-use software	(16,526)	(11,421)
Cash paid for business combination, net of cash acquired	(27,870)	(26,434)
Purchases of long-term investments	(135,557)	—
Cash paid for acquisition of intangible assets	(89,060)	(18,470)
Net cash used in investing activities	(296,780)	(83,448)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	449,457
Payments for capped call transactions and costs	—	(49,910)
Repurchase of common stock	—	(15,000)
Proceeds from issuance of stock in connection with stock plans	29,827	20,621
Taxes paid related to net share settlement of equity awards	(14,666)	(7,172)
Payment of contingent consideration for business combination	(5,176)	—
Repayment of financing obligations	(943)	(741)
Net cash provided by financing activities	9,042	397,255
Effect of exchange rate changes	169	(800)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(222,723)	385,137
Cash, cash equivalents, and restricted cash
Beginning of year	566,329	181,192
End of year	$343,606	$566,329

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Subscriptions	$229,405	$171,901	$817,811	$612,888
Other	23,460	16,723	85,047	60,736
Total revenues	252,865	188,624	902,858	673,624
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	45,977	30,254	160,320	109,454
Share-based compensation	(2,095)	(1,162)	(6,891)	(4,343)
Amortization of acquisition intangibles	(3,310)	(277)	(6,998)	(729)
Acquisition related matters	(81)	(29)	(145)	(29)
Non-GAAP Subscriptions cost of revenues	40,491	28,786	146,286	104,353

GAAP Other cost of revenues	20,896	13,861	70,723	47,675
Share-based compensation	(534)	(194)	(1,850)	(639)
Non-GAAP Other cost of revenues	20,362	13,667	68,873	47,036
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.3%	83.3%	82.1%	83.0%
Non-GAAP Other	13.2%	18.3%	19.0%	22.6%
Non-GAAP Gross profit	75.9%	77.5%	76.2%	77.5%
Operating expenses reconciliation
GAAP Research and development	38,658	27,230	136,363	101,042
Share-based compensation	(7,132)	(3,906)	(23,132)	(14,975)
Acquisition related matters	(341)	(9)	(693)	(9)
Non-GAAP Research and development	31,185	23,315	112,538	86,058
As a % of total revenues non-GAAP	12.3%	12.4%	12.5%	12.8%

GAAP Sales and marketing	126,077	91,894	439,100	329,116
Share-based compensation	(10,736)	(7,645)	(38,325)	(27,324)
Amortization of acquisition intangibles	(929)	(726)	(3,720)	(3,617)
Acquisition related matters	(8,374)	(146)	(10,483)	(146)
Non-GAAP Sales and marketing	106,038	83,377	386,572	298,029
As a % of total revenues non-GAAP	41.9%	44.2%	42.8%	44.2%

GAAP General and administrative	41,626	28,789	142,027	102,773
Share-based compensation	(9,167)	(5,802)	(31,156)	(20,807)
Acquisition related matters	(1,947)	(794)	(4,955)	(2,536)
Non-GAAP General and administrative	30,512	22,193	105,916	79,430
As a % of total revenues non-GAAP	12.1%	11.8%	11.7%	11.8%
Income (loss) from operations reconciliation
GAAP loss from operations	(20,369)	(3,404)	(45,675)	(16,436)
Share-based compensation	29,664	18,709	101,354	68,088
Amortization of acquisition intangibles	4,239	1,003	10,718	4,346
Acquisition related matters	10,743	978	16,276	2,720
Non-GAAP Income from operations	24,277	17,286	82,673	58,718
Non-GAAP Operating margin	9.6%	9.2%	9.2%	8.7%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income reconciliation
GAAP net loss	$(25,257)	$(5,678)	$(53,607)	$(26,203)
Share-based compensation	29,664	18,709	101,354	68,088
Amortization of acquisition intangibles	4,239	1,003	10,718	4,346
Acquisition related matters	21,300	978	26,833	2,720
Amortization of debt discount and issuance costs	5,188	4,915	20,337	15,918
Gain associated with investments and strategic partnerships	(8,343)	—	(8,343)	—
Intercompany remeasurement loss (gain)	(383)	309	(119)	1,183
Income tax expense effects (1)	(6,105)	—	(24,446)	—
Non-GAAP net income	$20,303	$20,236	$72,727	$66,052
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net (loss) income per common share:
Weighted average number of shares used in computing basic net (loss) income per share	85,449	80,638	83,130	79,500
Effect of dilutive securities	5,783	5,694	5,393	6,341
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	91,232	86,332	88,523	85,841

Diluted net (loss) income per share
GAAP net loss per share	$(0.30)	$(0.07)	$(0.64)	$(0.33)
Non-GAAP net income per share	$0.22	$0.23	$0.82	$0.77

(1) Income tax expense effects include the tax benefit from release of valuation allowance.

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q1 2020		FY 2020
	Low Range	High Range	Low Range	High Range
GAAP revenues	257.0	259.0	1,125.0	1,135.0

GAAP loss from operations	(26.4)	(24.5)	(123.0)	(108.9)
GAAP operating margin	(10.3%)	(9.5%)	(10.9%)	(9.6%)
Share-based compensation	38.0	37.0	195.0	185.0
Amortization of acquisition intangibles	9.0	8.5	36.0	34.0
Acquisition related matters	—	—	—	—
Non-GAAP income from operations	20.6	21.0	108.0	110.1
Non-GAAP operating margin	8.0%	8.1%	9.6%	9.7%